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                                                                     Exhibit (n)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholder of Van Kampen Dynamic Credit Opportunities Fund:

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement of Van Kampen Dynamic Credit Opportunities Fund (Investment Company Act Registration No. 811-22043) and the
Registration Statement under the 1933 Act on Form N-2 of our report dated
May 17, 2007, appearing in the Statement of Additional Information, which is incorporated by reference as part of this Registration Statement, and which is included as part of Pre-Effective Amendment No. 2 to the Registration Statement of the Fund on Form N-2 (Securities Act Registration No. 333-141816 and Investment Company Act Registration No. 811-22043), dated June 26, 2007.

We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL
June 26, 2007